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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 of our report dated March 31, 2005 relating to the balance sheet of Electronic Sensor Technology, L.P. as of December 31, 2004 and the related consolidated statements of operations, partners' deficit and cash flows for the years ended December 31, 2004 and 2003. We also consent to the references to us under the heading "Experts" in such Pre-Effective Amendment No. 1 to Registration Statement.


/s/ Sherb & Co., LLP
----------------------------
Sherb & Co., LLP
Certified Public Accountants
New York, New York
February 15, 2006